FOX CHASE BANCORP, INC.                                2nd QUARTER EARNINGS 2007
PAGE 1

                      [FOX CHASE BANCORP, INC. LETTERHEAD]

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE

Date:       August 7, 2007
Contact:    Jerry Holbrook
            Chief Financial Officer
Phone:      (215) 682-4107
Fax:        (215) 682-4144

                   FOX CHASE BANCORP, INC. ANNOUNCES EARNINGS
                             FOR THE SECOND QUARTER

HATBORO, PA, AUGUST 7, 2007 - Fox Chase Bancorp, Inc. (the "Company") (NASDAQ
GM: FXCB), the holding company for Fox Chase Bank (the "Bank"), today announced second quarter net income of $852,000 compared to net income of $331,000 for the second quarter of 2006. The Company reported net income for the six months ended June 30, 2007 of $1.1 million, compared to net income of $599,000 for the comparable period in 2006. Earnings per share for the three and six months ended June 30, 2007 was $.06 and $.08, respectively. Due to the timing of the Bank's conversion into the mutual holding company form of organization in September 2006, the Company's prior period earnings per share for 2006 are not presented.

Highlights for the quarter included:
o A gain of $874,000 (after tax $577,000) related to the sale of the Bank's operations center. During the quarter, the Bank consolidated its operational areas to a leased property in Blue Bell, Pennsylvania.
o The net interest margin improved during the three months ended June 30, 2007 to 2.50% compared to 2.21% for the three months ended June 30, 2006. The net interest margin was 2.45% for the three months ended March 31, 2007.

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FOX CHASE BANCORP, INC.                                2nd QUARTER EARNINGS 2007
PAGE 2

o Loans grew to $406.8 million, representing a $51.2 million, or 14.4%, increase from December 31, 2006.
o Deposits increased $15.8 million during the quarter to $597.9 million from $582.1 million at March 31, 2007 as a result of continued efforts to increase commercial deposit relationships, and successful targeted marketing initiatives to increase retail certificates of deposit.
o Asset quality remains strong. There were no loan charge offs during the quarter.

BALANCE SHEET
-------------
Total assets increased $3.5 million, or 0.5%, to $760.5 million at June 30, 2007, compared to $757.0 million at December 31, 2006. The modest increase in assets was primarily due to a $51.2 million increase in loans, which was driven by a $55.9 million increase in commercial, commercial real estate and construction loans. In 2006, the Bank hired a highly experienced team of nineteen commercial lending, credit and risk management professionals to accelerate these types of lending activities. Loan growth was funded primarily through a decrease of $11.6 million in cash and cash equivalents, a decrease of $25.8 million in mortgage related securities due to normal principal payments and a decrease of $8.9 million of investment securities available-for-sale which were called or matured. The decrease in securities for the six months ended June 30, 2007 is consistent with the Bank's strategy of utilizing funds from the liquidation of lower yielding mortgage-backed and investment securities to fund loan growth.

Deposits increased $1.4 million from $596.5 million at December 31, 2006 to $597.9 million at June 30, 2007. The Bank is located in a highly competitive deposit market which, combined with the flat yield curve, has created a difficult climate for gathering deposits cost effectively.

ASSET QUALITY
-------------
Nonperforming assets totaled $241,000, or 0.03% of total assets, at June 30, 2007 compared to $3.2 million, or 0.43% of total assets, at December 31, 2006. During the three months ended December 31, 2006, a loan totaling $2.9 million went past its contractual maturity and was included in the accruing loans past due 90 days or more category of nonperforming assets. The Bank extended the maturity on this loan in the first quarter of 2007 and therefore removed it from the total nonperforming assets, accounting for a majority of the $3.0 million decrease in nonperforming assets. This loan remains current on all required payments under the extension agreement and is secured by real estate. Additionally, the property is under an agreement of sale and is expected to be sold in 2007.

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FOX CHASE BANCORP, INC.                                2nd QUARTER EARNINGS 2007
PAGE 3

The Bank does not engage in subprime lending programs. It manages its risk profile to maintain a high quality loan portfolio. While some of the Bank's markets have experienced declining residential property values due to slowing activity in the housing markets and an increase in inventory, the Bank does not expect a significant impact on the collateral values of its residential mortgage portfolio. Additionally, the Bank has adapted to this environment by tightening certain underwriting policies and scrutinizing collateral values for all loans secured by residential properties.

NET INTEREST MARGIN
-------------------
Net interest income increased $565,000, or 14.3%, and $884,000, or 11.1%, during the three and six months ended June 30, 2007, respectively, compared to the same periods in 2006. The Company's net interest margin was 2.50% for the three months ended June 30, 2007 compared to 2.21% for the comparable period in 2006. These improvements reflect the Bank's increase of higher yielding commercial, commercial real estate and construction loans with the proceeds from lower-yielding securities, an increase in the volume of interest-earning assets generated by the proceeds received in the Company's initial public offering and an increase in noninterest-bearing deposits. Offsetting these improvements were higher costs associated with retail certificates of deposit during the three months ended June 30, 2007 when compared to the rates of such deposits for the same period in 2006 due primarily to strong pricing competition.

PROVISION FOR LOAN LOSSES
-------------------------

The provision for loan losses was $75,000 for the three and six months ended June 30, 2007, reflecting continued growth in the loan portfolio. The Company recorded a credit to the provision for loan losses of $383,000 for the three and six months ended June 30, 2006, which was a result of: (1) a reduction in criticized and classified assets, (2) a decrease in the size of the loan portfolio and (3) the absence of charge-offs in the portfolio during that period.

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FOX CHASE BANCORP, INC.                                2nd QUARTER EARNINGS 2007
PAGE 4

NONINTEREST INCOME
------------------
Noninterest income increased $671,000, or 114.3%, and $679,000, or 66.9%, during the three and six months ended June 30, 2007, respectively, compared to the same periods in 2006. As previously highlighted, the increase was a result of the Bank recognizing a pre-tax gain of $874,000 on the sale of its operations center in the second quarter of 2007. This gain was offset by a reduction in service charges and other fee income of $104,000 between six-month periods, as the Bank modified its fee policies related to customer deposit accounts, and a decrease in other non-interest income of $70,000 between six-month periods.

NONINTEREST EXPENSE
-------------------
Noninterest expense decreased by 138,000, or 3.0%, and increased by $133,000, or 1.5%, during the three and six months ended June 30, 2007, respectively, compared to the same periods in 2006. The largest changes for the six month period were: (1) an increase in salaries and benefits expense of $340,000 due to the hiring of the previously discussed team of experienced commercial lenders and commercial credit staff in the spring of 2006 and the adoption of an Employee Stock Ownership Plan in September 2006 in conjunction with the Bank's conversion to a public entity; and (2) an increase in professional fees of $271,000 primarily associated with being a public entity, including compliance with the Sarbanes-Oxley Act and exploring strategic initiatives. The increased costs were offset by a decrease in Federal Deposit Insurance Corporation (the "FDIC") insurance premiums of $612,000 primarily due to the lifting of the Bank's Office of Thrift Supervision Cease and Desist Order on June 28, 2006 and, to a lesser extent, to changes made by the FDIC in the way it assesses financial institutions, as well as a decrease in other expense associated with a charge taken during the second quarter 2006 of $232,000 related to a write-off of an error for reconciling transactions in our automated teller machines system. The majority of remaining increases in operating expenses were related to the addition of the Bank's Marmora, New Jersey branch office and the opening of two loan production offices in Media and Exton, Pennsylvania in the second quarter of 2006. Additionally, marketing costs increased between periods due to additional expenditures to market and promote the Bank's commercial lending and deposit initiatives.

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FOX CHASE BANCORP, INC.                                2nd QUARTER EARNINGS 2007
PAGE 5

INCOME TAXES
------------
The Company's effective income tax rate was 25.8% and (42.1)% for the three-month periods ended June 30, 2007 and 2006, respectively, and 22.6% and (18.1%) for the six-month periods ended June 30, 2007 and 2006, respectively. These rates reflect the Company's levels of tax-exempt income for the 2007 periods relative to the overall level of taxable income. The Company recorded a tax benefit in the second quarter of 2006 when it reduced its tax contingency reserve by $75,000 due to reevaluation of its tax position.

Thomas Petro, President and CEO of the Company said, "We continue to make significant progress evidenced by our increasing net interest margin and driven by solid gains in business lending and core deposit growth. Asset quality is good. Because we have not engaged in subprime lending programs our residential mortgage portfolio is sound. The resulting revenue growth for the quarter and for the first six months of 2007 demonstrates that our strategies are working. This is the first quarter since early 2004 that the Company has grown both loans and deposits. This fall we expect to open a full service branch in West Chester, Pennsylvania to serve the growing Chester County market and support our highly experienced business lending and cash management teams operating in that market."

Fox Chase Bancorp, Inc. is the mid-tier stock holding company of Fox
Chase Bank. The Bank is a federally chartered savings bank originally established in 1867 celebrating its 140th year of business. The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey. For more information, please visit the Bank's website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

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FOX CHASE BANCORP, INC.                                2nd QUARTER EARNINGS 2007
PAGE 6


CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              Three Months Ended        Six Months Ended
                                                                   June 30,                 June 30,
                                                              -------------------     -------------------
                                                                2007       2006         2007       2006
                                                              --------   --------     --------   --------
INTEREST INCOME
  Interest and fees on loans                                  $ 6,044    $ 5,243      $11,592    $10,668
  Interest on mortgage related securities                       1,712      2,148        3,530      4,034
  Interest on investment securities available-for-sale:
    Taxable                                                       455      1,050          908      1,960
    Non-taxable                                                   259        239          504        445
  Dividend income                                                  62         58          128        251
  Other interest income                                         1,494        270        2,951        533
                                                              --------   --------     --------   --------
       TOTAL INTEREST INCOME                                   10,026      9,008       19,613     17,891
                                                              --------   --------     --------   --------
INTEREST EXPENSE
  Deposits                                                      5,143      4,693       10,013      9,178
  Federal Home Loan Bank advances                                 370        367          736        733
                                                              --------   --------     --------   --------
       TOTAL INTEREST EXPENSE                                   5,513      5,060       10,749      9,911
                                                              --------   --------     --------   --------
       NET INTEREST INCOME                                      4,513      3,948        8,864      7,980

Provision (Credit) for loan losses                                 75       (383)          75       (383)
                                                              --------   --------     --------   --------
       NET INTEREST INCOME AFTER PROVISION (CREDIT)
        FOR LOAN LOSSES                                         4,438      4,331        8,789      8,363
                                                              --------   --------     --------   --------
NONINTEREST INCOME
  Service charges and other fee income                            208        307          424        528
  Net gain (loss) on sale of:
    Loans                                                          16         46           73         34
    Assets acquired through foreclosure                             -          -            -         85
    Fixed assets                                                  874          -          874         (1)
    Securities                                                      -          -            -        (18)
  Income on bank-owned life insurance                             109        106          216        210
  Other                                                            51        128          107        177
                                                              --------   --------     --------   --------
       TOTAL NONINTEREST INCOME                                 1,258        587        1,694      1,015
                                                              --------   --------     --------   --------
 NONINTEREST EXPENSE
  Salaries, benefits and other compensation                     2,252      2,234        4,669      4,329
  Occupancy expense                                               462        422          843        771
  Furniture and equipment expense                                 247        218          476        402
  Data processing costs                                           388        387          761        716
  Professional fees                                               547        288        1,039        768
  Marketing expense                                               176        159          297        241
  FDIC premiums                                                    22        313           42        654
  Other                                                           453        664          877        990
                                                              --------   --------     --------   --------
       TOTAL NONINTEREST EXPENSE                                4,547      4,685        9,004      8,871
                                                              --------   --------     --------   --------
       INCOME BEFORE INCOME TAXES                               1,149        233        1,479        507
    Income tax provision (benefit)                                297        (98)         334        (92)
                                                              --------   --------     --------   --------
       NET INCOME                                             $   852    $   331      $ 1,145    $   599
                                                              ========   ========     ========   ========
Earnings per share (1):
Basic                                                         $   .06          -      $   .08          -
Diluted                                                       $   .06          -      $   .08          -


(1)Due to the timing of the Bank's reorganization into the mutual holding company form and the completion of the Company's initial public offering on September 29, 2006, earnings per share information for the three and six months ended June 30, 2006 is not applicable.

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FOX CHASE BANCORP, INC.                                2nd QUARTER EARNINGS 2007
PAGE 7


CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    June 30,        December 31,
                                                                      2007             2006
                                                                  ------------      ------------
                                                                  (UNAUDITED)
ASSETS
Cash and due from banks                                            $   4,669         $   3,295
Interest-earning demand deposits in other banks                      118,176           131,146
                                                                  ------------      ------------
  Total cash and cash equivalents                                    122,845           134,441
Investment securities available-for-sale                              61,214            70,112
Mortgage related securities available-for-sale                       132,548           158,320
Loans held for sale                                                        -             1,194
Loans, net of allowance for loan losses of $3,025
  at June 30, 2007 and $2,949 at December 31, 2006                   406,826           355,617
Federal Home Loan Bank stock, at cost                                  4,015             4,422
Bank-owned life insurance                                             11,540            11,324
Premises and equipment                                                14,778            14,287
Accrued interest and dividends receivable                              3,142             3,397
Mortgage servicing rights                                              1,115             1,177
Deferred tax asset, net                                                1,091             1,087
Other assets                                                           1,412             1,607
                                                                  ------------      ------------
  TOTAL ASSETS                                                     $ 760,526         $ 756,985
                                                                  ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits                                                           $ 597,903         $ 596,534
Federal Home Loan Bank advances                                       30,000            30,000
Advances from borrowers for taxes and insurance                        2,926             2,262
Accrued interest payable                                                 293               298
Accrued expenses and other liabilities                                 2,647             2,246
                                                                  ------------      ------------
  TOTAL LIABILITIES                                                  633,769           631,340
                                                                  ------------      ------------

STOCKHOLDERS' EQUITY

Preferred stock ($.01 par value; 1,000,000 shares authorized, none issued and outstanding at June 30, 2007 or
   December 31, 2006)                                                      -                 -
Common stock ($.01 par value; 35,000,000 shares authorized,
   14,679,750 shares issued and outstanding at June 30, 2007
   and December 31, 2006)                                                147               147
Additional paid-in capital                                            62,508            62,365
Unearned common stock held by employee stock ownership plan           (5,179)           (5,371)
Retained earnings                                                     70,690            69,545
Accumulated other comprehensive loss, net                             (1,409)           (1,041)
                                                                  ------------      ------------
  TOTAL STOCKHOLDERS' EQUITY                                         126,757           125,645
                                                                  ------------      ------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $ 760,526         $ 756,985
                                                                  ============      ============

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FOX CHASE BANCORP, INC.                                2nd QUARTER EARNINGS 2007
PAGE 8


SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           June 30,       December 31,       June 30,
                                                            2007             2006             2006
                                                         ------------     ------------     ------------
CAPITAL RATIOS(1):

Tier 1 capital (to adjusted assets)                         12.62%           12.49%             8.96%
Tier 1 risk -based capital (to risk-weighted assets)        24.37            26.79             19.01
Total risk-based capital (to risk-weighted assets)          25.14            27.62             20.27

ASSET QUALITY INDICATORS:
  Nonperforming assets:
    Nonaccruing loans                                     $   241          $   284          $  3,057
    Accruing loans past due 90 days or more                     -            2,941                 -
                                                         ------------     ------------     ------------
       Total nonperforming loans                              241            3,225             3,057

    Real estate owned                                           -                -                 -
                                                         ------------     ------------     ------------
       Total nonperforming assets                         $   241          $ 3,225          $  3,057
                                                         ============     ============     ============

Ratio of nonperforming loans to total loans                  0.06%            0.90%             0.86%
                                                         ============     ============     ============
Ratio of nonperforming loans to total assets                 0.03             0.43              0.42
                                                         ============     ============     ============
Ratio of allowance for loan losses to total loans            0.74             0.82              0.22
                                                         ============     ============     ============



                                                    At or for the three months ended;

                                                   June 30,     March 31,     June 30,
                                                     2007          2007         2006
                                                  ---------     ---------     ---------
PERFORMANCE RATIOS:
   Return on average assets (2)                     0.45%          0.16%         0.18%
   Return on average equity (2)                     2.69           0.94          2.09
   Net interest margin (2)                          2.50           2.45          2.21

OTHER:
   Book value per share                           $ 8.63         $ 8.62            (3)
   Employees (full-time equivalents)                 141            143           139


(1) Represents capital ratios at Fox Chase Bank
(2) Annualized
(3) Not applicable